1996 — 2003 Monsanto Biotechnology U.S. Trait Acreage

Monsanto biotechnology trait acreage
(In millions of U.S. acres)	2003F	2002	2001	2000	1999	1998	1997	1996

Roundup Ready soybean trait	62.0	60.0	54.8	45.0	40.5	29.1	7.9	1.2
Total U.S. Monsanto soybean trait	62.0	60.0	54.8	45.0	40.5	29.1	7.9	1.2
Roundup Ready corn trait	6.5	5.6	3.4	2.6	2.1	0.9	—	—
YieldGard corn borer trait	19.7	18.2	14.3	14.6	15.4	11.4	2.3	—
YieldGard rootworm trait	0.4	—	—	—	—	—	—	—
Monsanto “stacked” corn traits*	5.1	2.2	1.2	0.1	—	—	—	—
Total U.S. Monsanto corn traits	31.7	26.0	18.9	17.3	17.5	12.3	2.3	—
Roundup Ready cotton trait	4.5	5.2	5.1	4.6	3.8	2.1	0.6	—
Bollgard I and II cotton traits	0.3	0.4	0.5	1.0	2.0	2.0	2.0	1.8
Monsanto “stacked” cotton traits*	5.4	4.8	5.6	4.0	2.4	0.7	0.1	—
Total U.S. Monsanto cotton traits	10.2	10.4	11.2	9.6	8.2	4.8	2.7	1.8
Roundup Ready canola trait	0.9	0.9	0.9	0.7	0.2	—	—	—
Total U.S. Monsanto canola traits	0.9	0.9	0.9	0.7	0.2	—	—	—
TOTAL MONSANTO TRAIT ACRES **	104.8	97.3	85.8	72.6	66.4	46.2	12.9	3.0

*	“Stacked” trait categories reflect crops that contain two Monsanto technologies (both insect-protection and herbicide-tolerance).

**	Source: Monsanto estimates